Exhibit 10(b)

                             SEVERANCE AGREEMENT

        THIS SEVERANCE AGREEMENT ("Agreement") is made on October 31, 1996, among Jacobson Stores Inc., a Michigan corporation (the "Company"), Jacobson Stores Realty Company, a Michigan corporation ("Realty"), Jacobson Credit Corp., a Michigan corporation ("Credit"), and Mark K. Rosenfeld ("Mr. Rosenfeld"). The Company, Realty, Credit and Mr. Rosenfeld are sometimes referred to together as the "Parties" and individually as a "Party".

                               R E C I T A L S

        A. Mr. Rosenfeld is the Chairman of the Board and Chief Executive Officer and a director of each of the Company, Realty and Credit and a member of the Executive Committee and the Directors Committee of the Company.

        B. Mr. Rosenfeld wishes to resign from all of his positions with the Company and its subsidiaries, Realty and Credit, other than as a Director of the Company, and to provide for his severance compensation in accordance with this Agreement.

        C. The Company, Realty and Credit wish to accept Mr. Rosenfeld's resignation and to provide for his severance compensation in accordance with this Agreement.

        THEREFORE, the Parties agree as follows:

        1. Termination of Mr. Rosenfeld's Employment. Effective as of the date of this Agreement (the "Effective Date"), Mr. Rosenfeld resigns from all of his positions with the Company, Realty, and Credit and any of their employee benefit plans, other than as a Director of the Company, including the following: Chairman of the Board and Chief Executive Officer, a member of the Executive Committee and of the Directors Committee of the Board of Directors of the Company, Chairman of the Board and Chief Executive Officer and a director of Realty and Chairman of the Board and Chief Executive Officer and a director of Credit. Mr. Rosenfeld will answer inquiries from the Company, Realty or Credit regarding aspects of the Company's, Realty's and Credit's business affairs of which he has knowledge and which occurred during his employment.

        2.     Severance Compensation.

               (a) Severance. The Company will provide Mr. Rosenfeld with the severance benefits described in Sections 5(d), (e), (f) and (g) of the Employment Agreement, dated as of February 1, 1996, between the Company and Mr. Rosenfeld (the "Employment Agreement"), as if the Company had terminated Mr. Rosenfeld's employment without good cause, subject to Mr. Rosenfeld's compliance with the mitigation obligations and offset rights set forth in
Section 5(d) of the Employment Agreement. Such benefits shall be provided at the times provided in such Sections and Section 6. of the Employment Agreement. The Company may withhold from such benefits normal withholding for federal, state, city and other taxes to the extent such taxes are required to be withheld under applicable law.

               (b) Termination of Employment Agreement. As of the Effective Date, the Employment Agreement is terminated and cancelled and shall be of no further force or effect, except as otherwise provided in
Section 2.(a).

               (c) No Other Payments or Benefits. Mr. Rosenfeld will not be entitled to any other payments or benefits whatsoever, including participation after the Effective Date in any employee benefit plans or executive bonus plans, except as otherwise provided in Section 2.(a) (with dental benefits to be provided to the same extent as medical insurance as set forth in Section 5(d) of the Employment Agreement) and except for any accrued vacation pay that would be owing to Mr. Rosenfeld had the Company terminated his employment without cause on the Effective Date. For no purpose (including contributions under employee benefit plans, the 1996 Executive Bonus Plan, vacation benefits, or other benefits) shall the payments and benefits described in this Section 0 be considered salary to Mr. Rosenfeld or be deemed to continue his employment beyond the Effective Date.

        3. Termination of Prior Agreements; Unemployment Compensation. This Agreement supersedes all prior understandings and agreements between the Parties (written or otherwise) except for (i) the Change in Control Severance Agreement between you and the Company dated December 18, 1995 which shall remain in effect in accordance with its terms until the end of the Period, as defined in that Agreement, (ii) the Split Dollar Agreement Collateral Assignment Form, dated December 20, 1988, between the Company and the JoAnne
G. Rosenfeld Trust, and (iii) your right to indemnification in accordance with Article VI of the Company's Bylaws. Mr. Rosenfeld acknowledges that he is not entitled to any severance or termination payments whatsoever in connection with the termination of his employment with the Company, except as otherwise provided in Section 2. Mr. Rosenfeld agrees that his resignation is voluntary, that he is not entitled to unemployment compensation and that he will not seek or obtain unemployment compensation based upon his termination of employment with the Company or its subsidiaries.

        4.     Miscellaneous.

               (a) Successors. This Agreement will be binding upon the Parties and their respective successors, assigns, heirs, executors and administrators.

               (b) Governing Law. The laws of the State of Michigan shall govern this Agreement, its construction, and the determination of any rights, duties or remedies of the parties arising out of or relating to this Agreement.

               (c) Counterparts. This Agreement may be signed in counterparts, both of which together will be deemed an original of this Agreement.

               (d) Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement; this Agreement may be amended only by a written instrument executed by both Parties.

               (e) Severability. The provisions of this Agreement will be deemed severable, and if any part of any provision is held illegal, void or unenforceable under applicable law, such provision may be changed to the extent necessary to make the provision, as so changed, legal, valid, binding and enforceable. If any provision of this Agreement is held illegal, void, invalid or unenforceable in its entirety, the remaining provisions of this Agreement will not in any way be affected or impaired but will remain valid, binding and enforceable in accordance with their terms.

        IN WITNESS WHEREOF, the Parties have signed this Agreement on the date set forth in the introductory paragraph above.

                                        JACOBSON STORES INC.

                                        By:     /s/  Paul W. Gilbert
                                            ----------------------------------
                                               Its:      Vice Chairman
                                                     -------------------------


                                        JACOBSON STORES REALTY COMPANY

                                        By:     /s/  Paul W. Gilbert
                                            ----------------------------------
                                               Its:     Vice Chairman
                                                     -------------------------

                                        JACOBSON CREDIT CORP.

                                        By:     /s/  Paul W. Gilbert
                                            ----------------------------------
                                               Its:     Vice Chairman
                                                     -------------------------


                                           /s/  Mark K. Rosenfeld
                                        --------------------------------------
                                        Mark K. Rosenfeld


                                     -3-